Exhibit 99.1

GFI Group Inc. Announces the Retirement of Head of E-Commerce

NEW YORK, October 30, 2008 — GFI Group Inc. (Nasdaq: GFIG) an inter-dealer brokerage, market data, trading platform and analytical software provider specializing in over-the-counter derivatives products and related securities, announced today the retirement of Jurgen Breuer, Head of E-Commerce, effective October 31, 2008. The Company noted that Mr. Breuer is stepping down for health reasons.

Mr. Breuer was most recently responsible for directing GFI’s global e-commerce strategy. Mr. Breuer joined GFI in January 1998 and has served as Senior Managing Director – Head of Asia, with responsibility for GFI’s Asian brokerage operations. Prior to moving to Asia, Mr. Breuer managed the Company’s European repo and freight derivatives business in London. Mr. Breuer will be available to serve as a consultant to the Company from time to time after his departure.

Michael Gooch, Chairman and Chief Executive Officer of GFI stated: “Jurgen Breuer has been a valuable senior executive at GFI for many years. He assisted the Company with the early growth of our Asian operations and steered the continuing development and success of our electronic platforms, CreditMatch®, EnergyMatch® and GFI ForexMatch®. We wish him all the very best.”

GFI stated that it does not intend to appoint another individual to direct all its E-Commerce initiatives. Instead, GFI will organize its technology department and deployment functions under separate managers of various asset classes, but with overall oversight provided by Colin Heffron, GFI’s President.

About GFI Group Inc.

GFI Group Inc. (http://www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,700 people with additional offices in London, Paris, Dublin, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Dubai, Tel Aviv, Calgary, Englewood (NJ) and Sugar Land (TX). GFI provides services and products to over 2,200 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, and Trayport®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: acquisitions by us of businesses or technologies; economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Chris Ann Casaburri
Investor Relations Manager
212-968-4167
chris.casaburri@gfigroup.com

Media Contact:

GFI Group Inc.
Alan Bright

Public Relations Manager
011-44-20-7877-8049
alan.bright@gfigroup.co.uk

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